EXHIBIT 99.1

Adaptive Announces Proposed Public Offering of Common Stock

SEATTLE, Wash., January 21, 2020 – Adaptive Biotechnologies Corporation (Nasdaq:ADPT), a commercial stage biotechnology company that aims to translate the genetics of the adaptive immune system into clinical products to diagnose and treat disease, announced today the commencement of a proposed underwritten public offering of 8,000,000 shares of its common stock by certain selling shareholders. In addition, certain selling shareholders expect to grant the underwriters a 30-day option to purchase up to an additional 1,200,000 shares of its common stock in the offering. Adaptive will not receive any of the proceeds from the sale of the shares of its common stock being offered by the selling shareholders. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

J.P. Morgan, Goldman Sachs & Co. LLC and BofA Securities are acting as joint lead book-running managers for the offering. Cowen, Guggenheim Securities and William Blair are acting as book-running managers for the offering. BTIG is acting as co-manager for the offering.

A registration statement on Form S-1 relating to these securities has been filed with the U.S. Securities and Exchange Commission (SEC) but has not yet become effective. These securities may not be sold nor may offers to buy these securities be accepted prior to the time the registration statement becomes effective. The offering will be made only by means of a prospectus. A copy of the preliminary prospectus relating to this offering may be obtained from: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204 or by email at prospectus-eq_fi@jpmchase.com; Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com; or BofA Securities, Inc., NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attn: Prospectus Department, or by email at dg.prospectus_requests@bofa.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Adaptive Biotechnologies

Adaptive Biotechnologies is a commercial-stage biotechnology company focused on harnessing the inherent biology of the adaptive immune system to transform the diagnosis and treatment of disease. We believe the adaptive immune system is nature’s most finely tuned diagnostic and therapeutic for most diseases, but the inability to decode it has prevented the medical community from fully leveraging its capabilities. Our proprietary immune medicine platform reveals and translates the massive genetics of the adaptive immune system with scale, precision and speed to develop products in life sciences research, clinical diagnostics, and drug discovery. We have two commercial products, and a robust clinical pipeline to diagnose, monitor and enable the treatment of diseases such as cancer, autoimmune conditions and infectious diseases. Our goal is to develop and commercialize immune-driven clinical products tailored to each individual patient.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding Adaptive’s current expectations, including whether or not the offering is completed. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, those described more fully in the section captioned “Risk Factors” in Adaptive’s most recently filed Quarterly Report on Form 10-Q and in the preliminary prospectus relating to this offering filed with the SEC. Forward-looking statements contained in this announcement are made as of this date, and Adaptive Biotechnologies undertakes no duty to update such information except as required under applicable law.

ADAPTIVE MEDIA
Beth Keshishian
917-912-7195
media@adaptivebiotech.com

ADAPTIVE INVESTORS
Carrie Mendivil
415-937-5405
investors@adaptivebiotech.com